UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2017

Lighting Science Group Corporation (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-20354 (Commission File Number)	23-2596710 (IRS Employer Identification No.)

1350 Division Road, Suite 204, West Warwick, RI 02893 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (321) 779-5520
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                             ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Closing of Joint Venture

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 24, 2017, Lighting Science Group Corporation (the “Company”) and its subsidiary, LSG MLS JV Holdings, Inc. (“LSG JV Holdings”), entered into an operating agreement (the “Operating Agreement”) with MLS Co., Ltd. (“MLS”) relating to the formation of Global Value Lighting, LLC (“GVL”) on March 20, 2017. GVL was formed as a joint venture between the Company and MLS (the “Joint Venture”) for the purpose of carrying out the manufacturing, marketing, sale and distribution of private label LED lighting products and services to retail and commercial customers in North America and South America (the “Business”).

On May 8, 2017 (the “Effective Date”), the Company, LSG JV Holdings and MLS consummated the transactions contemplated by the Operating Agreement (the “Closing”), including, among other things, the funding of initial capital contributions from LSG JV Holdings and MLS and entry into the Closing Documents (as defined below). As described in further detail below, in connection with the Closing (i) the Company entered into a license agreement with GVL, LSG JV Holdings and MLS (the “License Agreement”), (ii) GVL entered into a manufacturing agreement with MLS (the “Manufacturing Agreement”), and (iii) the Company entered into a letter agreement with MLS and LSG JV Holdings (the “Letter Agreement”). On the Effective Date, the Company, LSG JV Holdings and MLS also entered into other ancillary agreements, including an Asset Purchase Agreement and Transition Services Agreement (such other ancillary agreements, collectively with the License Agreement, the Manufacturing Agreement and Letter Agreement, the “Closing Documents”).

License Agreement

Pursuant to the License Agreement, the Company granted GVL (i) a royalty-free, non-exclusive, non-transferrable license in and to substantially all of the Company’s patent portfolio and (ii) a royalty-free, non-exclusive, non-transferrable license in and to one trademark of the Company (collectively, the “Licensed Assets”), in each case, for use in the Business.

The Company owns and retains, and will continue to own and retain, all right, title and interest in and to the Licensed Assets. Under the License Agreement, GVL has the right, in its sole discretion, to appoint third parties to manufacture, promote, distribute, market and sell private label LED products that are based on the licensed patents. Improvements, enhancements or modifications to the licensed patents under the License Agreement that are discovered, developed or acquired by GVL during the term of the License Agreement will be owned by GVL and will be licensed back to the Company on a royalty-free, non-exclusive basis. Improvements, enhancements or modifications to the licensed patents under the License Agreement that are discovered, developed or acquired by the Company during the term of the License Agreement will be owned by the Company.

The License Agreement will terminate on the earlier of the date that (i) GVL is dissolved or liquidated pursuant to the Operating Agreement, (ii) LSG JV Holdings ceases to be a member of GVL pursuant to the Operating Agreement or (iii) a party terminates the License Agreement due to a material default by another party. Notwithstanding the foregoing, the term of the License Agreement may be extended for a period of 10 years in the event that that (1) LSG JV Holdings’ membership interest in GVL is repurchased following a material default by LSG JV Holdings of its obligations pursuant to the Operating Agreement or (2) LSG JV Holdings elects to require the repurchase of its membership interest in GVL pursuant to the Operating Agreement. Upon termination of the License Agreement, any and all licenses granted by the Company to GVL will immediately terminate, subject to certain exceptions.

Manufacturing Agreement

Pursuant to the Manufacturing Agreement, GVL engaged MLS as the exclusive manufacturer of certain of its LED lighting products. Under the Manufacturing Agreement, MLS and its affiliates, including Sunny World (Shaoxing) Green Lighting Co., Ltd. and Super Trend Lighting (Group) Ltd., will design and manufacture GVL products in conformity with GVL’s technical specifications and other requirements, and GVL will purchase all products necessary for its operations on an exclusive basis from MLS on pricing and payment terms that the Company believes are favorable.

Letter Agreement

Pursuant to the Letter Agreement, the Company agreed that it will not sell, assign or otherwise transfer or dispose of the shares of common stock of LSG JV Holdings held by the Company on the Effective Date without MLS’s prior written consent. In addition, the Letter Agreement amended the Operating Agreement to, among other things, permit MLS to satisfy its initial $4.9 capital commitment pursuant to the Operating Agreement by paying $2.0 million to GVL on the Effective Date and the remaining $2.9 million no later than May 15, 2017.

Sale of Series J Securities

On May 8, 2017, the Company issued and sold 10,600 units of its securities (“Series J Securities”) to LSGC Holdings III (“Holdings III”) for aggregate proceeds of $10,600,000 (the “May 2017 Offering”). Each Series J Security consists of (x) one share of Series J Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series J Preferred Stock”), and (y) a warrant to purchase 2,650 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), at an exercise price of $0.001 per share (each, a “Series J Warrant”). The Series J Warrant issued to Holdings III as part of the Series J Securities contains substantially identical terms as the warrant previously issued to PCA LSG Holdings, LLC on January 3, 2014 and filed as Exhibit 4.5 to the Company’s Current Report on Form 8-K filed with the SEC on January 8, 2014. The Company issued the Series J Securities pursuant to the Series J Preferred Stock Subscription Agreement, dated as of January 27, 2017, by and among the Company and Holdings III, as amended pursuant to that certain Amendment No. 1 to Series J Preferred Stock Subscription Agreement, dated as of April 24, 2017 (as amended, the “Subscription Agreement”). A portion of the proceeds from the May 2017 Offering were used to fund LSG JV Holdings’ initial $5.1 million capital commitment to the Joint Venture, and the remaining proceeds will be used by the Company for general corporate purposes, to pay expenses incurred in connection with the Closing and to repay certain obligations and borrowings pursuant to the Medley Term Loan Agreement (as defined and described below).

Eighth Amendment and Limited Consent to Medley Term Loan Agreement

On May 8, 2017, the Company entered into an Eighth Amendment and Limited Consent to Term Loan Agreement (the “Eighth Medley Amendment”) by and among the Company, Medley Capital Corporation (“Medley”) and the lenders from time to time party thereto (the “Medley Lenders”), which amends that certain Term Loan Agreement dated February 19, 2014 by and among the Company, Medley and the Medley Lenders (as amended from time to time and as the same may be further amended, modified or supplemented from time to time, the “Medley Term Loan Agreement”).

As disclosed above, on May 8, 2017, the Company issued 10,600 Series J Securities to Holdings III for aggregate proceeds of $10,600,000 in the May 2017 Offering. Among other things, the Eighth Medley Amendment amends the definition of EBITDA in the Medley Term Loan Agreement to provide that the cash proceeds from the May 2017 Offering may be included in the calculation of EBITDA for purposes of determining compliance with the EBITDA and minimum Fixed Charge Coverage Ratio (as defined in the Medley Term Loan Agreement) covenant levels for certain specified covenant periods.

The Eighth Medley Amendment also requires the Company to (i) make a $5.0 million mandatory prepayment of the loans and obligations under the Medley Term Loan Agreement on or before June 1, 2017, which may be made from the proceeds of the May 2017 Offering, (ii) retain an investment banker or other similar debt advisor or consultant by September 30, 2017 to assist the Company with determining a course of action for repayment of all remaining loans and obligations under the Medley Term Loan Agreement on or prior to December 31, 2017 and (iii) if the remaining loans and obligations under the Medley Term Loan Agreement Loan are not repaid on or prior to December 31, 2017, make an additional mandatory prepayment of at least $750,000. In addition, the Eighth Medley Amendment permits the Company to form GVL and LSG JV Holdings, and enter into transactions related to the formation of the Joint Venture.

The foregoing descriptions of the License Agreement, the Manufacturing Agreement, the Letter Agreement and the Eighth Medley Amendment do not purport to be complete and are qualified in their entirety by the contents of the License Agreement, the Manufacturing Agreement, the Letter Agreement and the Eighth Medley Amendment, copies of which the Company will file as exhibits to a subsequent filing if and as required by the U.S. Securities and Exchange Commission.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

As described above, on May 8, 2017, the Company issued and sold 10,600 Series J Securities to Holdings III for $1,000 per Series J Security, or aggregate consideration of $10,600,000, pursuant to the Subscription Agreement.

Each share of Series J Preferred Stock is convertible at any time, at the election of the holder thereof, into the number of shares of Common Stock (the “Optional Conversion Shares”) equal to the quotient obtained by dividing (a) $1,000 by (b) the $0.95 conversion price of the Series J Preferred Stock, subject to adjustment in accordance with the terms set forth in the Amended and Restated Certificate of Designation of Series J Preferred Stock (as amended from time to time, the “Series J Certificate of Designation”).

Upon the consummation of a qualified public offering (“QPO”) where (i) the gross proceeds received by the Company and any selling stockholders in the offering are no less than $100 million and (ii) the market capitalization of the Company immediately after consummation of the offering is no less than $500 million, each outstanding share of Series J Preferred Stock will automatically convert into the number of shares of Common Stock equal to the greater of (a) the number of Optional Conversion Shares or (b) the quotient obtained by dividing (x) $2,000 (subject to adjustment in accordance with the terms set forth in the Series J Certificate of Designation) by (y) the price per share of Common Stock paid by the public in the QPO.

The shares of Series J Preferred Stock and the Series J Warrants issued on May 8, 2017 were issued by the Company pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and the safe harbors for sales provided by Regulation D promulgated thereunder.

Item 8.01 Other Events.

On May 8, 2017, certain affiliates of Pegasus Capital Advisors, L.P. (a) agreed that they will not exercise their right to require the Company to redeem all or a portion of their shares of Series H Convertible Preferred Stock and Series I Convertible Preferred Stock through November 14, 2019 and (b) waived the Company’s compliance with certain minimum thresholds related to the Company’s consolidated earnings before interest, taxes, depreciation and amortization (“Consolidated EBITDA”) for the fiscal years ending December 31, 2017 and December 31, 2018, and agreed to exercise such waiver upon determination of minimum Consolidated EBITDA for the applicable fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lighting Science Group Corporation

Date: May 11, 2017	By:	/s/ Denis M. Murphy
Name: Denis M. Murphy
Title: Executive Vice President and Chief Financial Officer

5